     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1997
                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                TETRA TECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                              95-4148514
(STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107
                                 (818) 351-4664
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                                  LI-SAN HWANG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                TETRA TECH, INC.
                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107
                                 (818) 351-4664
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:

                                 JANIS B. SALIN
                               Riordan & McKinzie
                             300 South Grand Avenue
                                   29th Floor
                         Los Angeles, California 90071

                              -------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as PRACTICABLE after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
    TITLE OF EACH CLASS OF           AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
       SECURITIES TO BE               TO BE         OFFERING PRICE           AGGREGATE        REGISTRATION
          REGISTERED               REGISTERED         PER UNIT(1)        OFFERING PRICE(1)        FEE
============================================================================================================
Common Stock, $.01 par value...   70,217 shares         $14.375               $1,009,369          $306
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices, $14.50 and $14.25 respectively, on April 28, 1996 as reported on the Nasdaq National Market.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS                                    SUBJECT TO COMPLETION
                                              DATED APRIL 30, 1997


                                TETRA TECH, INC.

                         70,217 SHARES OF COMMON STOCK

                           ------------------------

    The 70,217 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Tetra Tech, Inc. ("Tetra Tech" or the "Company") offered hereby are to be sold by the persons named herein under "Selling Stockholders."

          INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN THIS PROSPECTUS BEGINNING ON PAGE 4 UNDER "RISK FACTORS" PRIOR TO PURCHASE.

    Holders of the Shares may resell the Shares from time to time in transactions on the Nasdaq National Market, and may sell the Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or over-the-counter market, as appropriate, at the times of such sales. The Selling Stockholders may also make private sales directly or through such broker or brokers. See "Plan of Distribution." Sales of the Shares may be effected by selling such securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers thereof. Such sellers and any broker-dealer who acts in connection with the sales of Shares may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares might be deemed to be underwriting discounts and commissions under the Securities Act.

    None of the proceeds from the sale of the Shares will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being registered hereby. See "Plan of Distribution."

                           ------------------------

    The Common Stock is traded on the Nasdaq National Market under the symbol "WATR." On April 28, 1997, the reported closing price of the Common Stock on the Nasdaq National Market was $14.50 per share.

                           ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                           ------------------------

                 THE DATE OF THIS PROSPECTUS IS MAY __, 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company are also available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. In addition the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

    The Company has filed with the Commission a registration statement on Form S-3 (together with all exhibits, schedules, amendments, and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement (certain parts of which have been omitted in accordance with the rules and regulations of the Commission). For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to such exhibit. The Registration Statement may be inspected and copied at the public reference facilities at the Commission's offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part thereof may be obtained from such office upon payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Prospectus incorporates by reference certain documents relating to the Company which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, upon oral or written request by any person, including any beneficial owner, to whom this Prospectus is delivered, from the Company, 670 N. Rosemead Boulevard, Pasadena, California 91107-2190, telephone number (818) 351-4664, Attention: Richard A. Lemmon, Vice President and Secretary.

    The following documents have been filed with the Commission pursuant to the Exchange Act (File No. 0-11695) and are incorporated in this Prospectus by reference and are made a part hereof:

        1. Annual Report on Form 10-K for the fiscal year ended September 29, 1996 (the "Tetra Tech 10-K"), as filed with the Commission on December 30, 1996;

        2. Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended September 29, 1996, as filed with the Commission on March 26, 1997;

        3. Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 1996, as filed with the Commission on February 12, 1997;

        4. The portions of Tetra Tech's Proxy Statement for the Annual Meeting of Stockholders held on February 7, 1997 that have been incorporated by reference into the Tetra Tech 10-K, as filed with the Commission on December 27, 1996;

        5. The portions of Tetra Tech's Annual Report to Stockholders for the fiscal year ended September 29, 1996 that have been incorporated by reference into the Tetra Tech 10-K, as filed with the Commission on December 30, 1996; and

        6. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A, filed with the Commission on November 13, 1991, including any amendments or reports filed for the purpose of updating such description.

    All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

    An investment in the Shares of Common Stock offered by this Prospectus involves a high degree of risk. Prospective purchasers of the Common Stock offered hereby should carefully review the following risk factors as well as the other information set forth in this Prospectus.

    This Prospectus, including the information set forth below, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Prospective purchasers are cautioned that all forward-looking statements are subject to risks and uncertainties, including, without limitation, the risks outlined in this section.

    Potential Liability and Insurance. Because of the type of environmental projects in which the Company is or may be involved, the Company's current and anticipated future services may involve risks of potential liability under Superfund, common law or contractual indemnification agreements. It is difficult to assess accurately both the areas and magnitude of potential risk to the Company.

    The Company maintains comprehensive general liability insurance in the amount of $1,000,000. This amount, together with $9,000,000 coverage under umbrella policies, provide total general liability coverage of $10,000,000. The Company's professional liability insurance ("E&O") policy, which includes pollution coverage, for 1997 provides $10,000,000 in coverage, with a $100,000 self-insured retention. However, because there are various exclusions and retentions under the Company's insurance policies, there can be no assurance that all liabilities that may be incurred by the Company are subject to insurance coverage. In addition, the E&O policy is a "claims made" policy which only covers claims made during the term of the policy. If a policy terminates and retroactive coverage is not obtained, a claim subsequently made, even a claim based on events or acts which occurred during the term of the policy, would not be covered by the policy. In the event the Company expands its services into new markets, no assurance can be given that the Company will be able to obtain insurance coverage for such activities or, if insurance is obtained, that the dollar amount of any liabilities incurred in connection with the performance of such services will not exceed policy limits.

    The Company does not maintain funded reserves to provide for payment of partially or completely uninsured claims and, accordingly, a partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on the Company.

    Significant Competition. The market for the Company's services is highly competitive. The Company competes with many other firms, ranging from small local firms to large national firms having greater financial and marketing resources than the Company. Competition in the environmental services industry is likely to increase as the industry matures, as more companies enter the market and expand the range of services which they offer and as the Company and its competitors move into new geographic markets. Historically, competition has been based primarily on the quality and timeliness of service. However, as the industry continues to mature, the Company believes that price will become an increasingly important competitive factor.

    Contracts. The Company's contracts with the Federal and State governments and some of its other client contacts are subject to termination at the discretion of the client. Some contracts made with the Federal government are subject to annual approval of funding and audits of the Company's rates. Limitations imposed on spending by Federal government agencies may limit the continued funding of the Company's existing contracts with the Federal government and may limit the Company's ability to obtain additional contracts. These limitations, if significant, could have a material adverse effect on the Company. All of the Company's contracts with the Federal government are subject to audit by the government. The Company's government contracts are subject to renegotiation of profits in the event of a change in the contractual scope of work to be performed.

    Conflicts of Interest. Many of the Company's clients are concerned about potential or actual conflicts of interest in retaining environmental consultants and engineers. For example, Federal government agencies have formal policies against continuing or awarding contracts that would create actual or potential conflicts of interest with other activities of a contractor. These policies, among other things, may prevent the Company in certain cases from bidding for or performing contracts resulting from or relating to certain work the Company has performed for the government. In addition, services performed for a private client may create a conflict of interest which precludes or limits the Company's ability to obtain work from another private entity. The Company has, on occasion, declined to bid on a project because of an actual or potential conflict of interest. However, the Company has not experienced disqualification during a bidding or award negotiation process by any government or private client as a result of a conflict of interest.

    Potential Volatility of Stock Price. The market price of the Company's Common Stock may be significantly affected by factors such as quarter-to-quarter variations in the Company's results of operations, changes in environmental legislation and changes in investors' perception of the business risks and conditions in the environmental services business. In addition, market fluctuations, as well as general economic or political conditions, may adversely affect the market price of the Company's Common Stock, regardless of the Company's actual performance.

    Qualified Professionals. The Company's ability to attract and retain qualified scientists and engineers is an important factor in determining the Company's future growth and success. The market for environmental professionals is competitive and there can be no assurance that the Company will continue to be successful in its efforts to attract and retain such professionals.

                                TETRA TECH, INC.

    Through a network of more than 70 offices, Tetra Tech provides comprehensive environmental engineering and consulting services addressing complex water contamination and other environmental problems. These services are directed to a broad base of public and private sector clients throughout the world, and include substantially all types of engineering and consulting services in the environmental area, such as water chemistry, geohydrology, soil science, water and wastewater treatment, hydrodynamics, geology, air quality and civil engineering. The Company's principal executive offices are located at 670 N. Rosemead Boulevard, Pasadena, California 91107-2190 and its telephone number is
(818) 351-4664.

                                USE OF PROCEEDS

    All of the shares of Common Stock covered hereby are being offered by the Selling Stockholders. The Company will not receive any proceeds from the sales of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    On December 11, 1996 (the "Closing Date"), Tetra Tech completed the acquisition of IWA Engineers, a California corporation ("IWA"), pursuant to the terms of an Agreement and Plan of Reorganization (the "Agreement") dated December 7, 1996 among Tetra Tech, IWA, IWA Acquisition Corporation, a California corporation and wholly-owned subsidiary of Tetra Tech
("Acquisition"), and the shareholders of IWA. The Agreement provided for the merger of Acquisition with and into IWA (the "Merger"). As a result of the Merger, IWA became a wholly-owned subsidiary of Tetra Tech.

    In connection with the Merger, Tetra Tech (i) paid to the shareholders of IWA an aggregate of $132,497 in cash and (ii) issued to the shareholders of IWA an aggregate of 70,217 shares of Common Stock on the Closing Date. In connection with the post-closing purchase price adjustment required under the Agreement, Tetra Tech (i) paid to the shareholders of IWA an aggregate of $177,199 in cash and (ii) issued to one shareholder of IWA 2,099 shares of Common Stock (the "Additional Shares") on March 24, 1997. The Additional Shares will not be offered pursuant to this Prospectus until the Additional Shares are registered under the Securities Act by the filing of a post-effective amendment to the Registration Statement, which is expected to occur on or about May 30, 1997.

    The shares of Common Stock to be sold hereunder were issued to the Selling Stockholders in connection with the Merger.

    The table below sets forth certain information with respect to the Selling Stockholders and their beneficial ownership of Common Stock as of April 15, 1997. Each Selling Stockholder owns less than 1% of the outstanding shares of Common Stock.


                                                      SHARES OF          NUMBER OF
                                                     COMMON STOCK          SHARES
                                                    OWNED PRIOR TO     OF COMMON STOCK
STOCKHOLDER                                          THE OFFERING          OFFERED
-----------                                         --------------     ---------------
Mark A. Bogh.................................             7,156              7,156
Llewellyn D. Incledon and Darl I. Incledon...            49,198             49,198
Susan L. Incledon............................             6,033              6,033
J. Marie Marston.............................             4,236              4,236
Kelly E. Nolan...............................             3,594              3,594
                                                    --------------     ---------------
 Total.......................................            70,217             70,217
                                                    ==============     ===============

    Except as provided above, (i) all Selling Stockholders are employees or former employees of IWA and (ii) during the past three years, no Selling Stockholder has had any material relationship with the Company, or any of its predecessors or affiliates. Because the Selling Stockholders may sell all or part of their shares of Common Stock offered hereby, no estimate can be given as to the number of shares of Common Stock that will be held by any Selling Stockholder upon termination of any offering made hereby.


                              PLAN OF DISTRIBUTION

    The Shares are being registered to permit public secondary sales of the Shares by the Selling Stockholders from time to time until the earlier of (i) such date as all of the Shares offered hereby have been sold or (ii) such time as all of the Shares offered hereby can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and the expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares.

    Any distribution hereunder of the Common Stock by the Selling Stockholders may be effected from time to time in one or more of the following transactions:
(a) through brokers acting as principal or agent, in transactions (which may involve block transactions), in special offerings, on the Nasdaq National Market, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, (b) to underwriters who will acquire shares of Common Stock for their own account and resell such shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (c) directly or through brokers or agents in private sales at negotiated prices, (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder, or (e) by any other legally available means. Also, offers to purchase the Common Stock may be solicited by agents designated by the Selling Stockholders from time to time. Underwriters or other agents participating in an offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

    In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold hereunder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold hereunder unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

    The Company has been advised that, as of the date hereof, the Selling Stockholders have made no arrangement with any broker for the sale of their shares of Common Stock. The Selling Stockholders and any underwriters, brokers or dealers involved in the sale of the Common Stock may be considered "underwriters" as that term is defined by the Securities Act, although the Selling Stockholders and such brokers and dealers disclaim such status.

                                 LEGAL MATTERS

    The validity of the Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 29, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered.

      SEC registration fee.......................   $   306
      Legal fees.................................     5,000
      Accountants' fees..........................     2,000
      Blue Sky qualification fees and expenses...     1,000
      Transfer Agent fees........................     1,000
      Miscellaneous..............................       694
                                                     ------
         Total...................................   $10,000
                                                     ======

  All of the above amounts, except for the SEC registration fee, have been estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expense actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

  The Company's By-Laws provides for indemnification of persons to the fullest extent permitted by the Delaware Corporation Law.

  In accordance with the Delaware Corporation Law, the Company's Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived any improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

 5           Opinion of Riordan & McKinzie, a Professional Corporation.
23.1         Consent of Deloitte & Touche LLP.
23.3         Consent of Riordan & McKinzie (included in Exhibit 5).
24           Powers of Attorney with respect to the Company (included on page II-4).

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pasadena, State of California on the 29th day of April, 1997.

                                             TETRA TECH, INC.


                                       By /s/ Li-San Hwang
                                         ---------------------------
                                                Li-San Hwang
                                            Chairman of the Board,
                                         Chief Executive Officer and
                                                  President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Li-San Hwang and James M. Jaska, and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                    TITLE                          DATE
       ---------                    -----                          ----
    /s/ Li-San Hwang
-------------------------   Chairman of the Board, Chief        April 29, 1997
     Li-San Hwang           Executive Officer and President
                            (Principal Executive Officer)

 /s/ James M. Jaska
-------------------------   Vice President, Chief               April 29, 1997
    James M. Jaska          Financial Officer and Treasurer
                            (Principal Financial Officer and
                            Principal Accounting Officer)


 /s/ J. Christopher Lewis
-------------------------   Director                            April 29, 1997
 J. Christopher Lewis


 /s/ Patrick C. Haden
-------------------------   Director                            April 29, 1997
    Patrick C. Haden


 /s/ Joseph J. Shelton
-------------------------   Director                            April 29, 1997
   Joseph J. Shelton

                                     II-3